UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2023
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 Twilio Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37806	26-2574840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 Spear Street, Fifth Floor
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)

(415) 390-2337
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	TWLO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 30, 2023, the Compensation and Talent Management Committee of the Board of Directors (the “Board”) of Twilio Inc. (the “Company”) approved the Company’s Executive Incentive Compensation Plan (the “Plan”).
The Plan allows the Company to provide incentive awards to employees selected by the Administrator (as defined below), including the Company’s named executive officers. Pursuant to the Plan, the Administrator, in its sole discretion, may establish a target award for each participant and a bonus pool, with actual awards, payable from such bonus pool, which may be based on performance goals achieved during the applicable performance period. Any performance goals under the Plan are determined by the Administrator, and may include, without limitation, the goals listed in the Plan. The performance goals may differ from participant to participant and from award to award.
The Plan is administered by the Board or a committee appointed by the Board (the “Administrator”). Unless and until determined otherwise by the Board, the Administrator is the Compensation and Talent Management Committee of the Board. The Administrator may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company, which delegation may be revoked at any time. The Board may retain the authority to administer the Plan concurrently with any committee designated to administer the Plan and may revoke the delegation of some or all authority previously delegated.
The Administrator, at any time prior to payment of an actual award, may increase, reduce, or eliminate a participant’s actual award, and/or increase, reduce, or eliminate the amount allocated to a bonus pool, based on such factors as it deems relevant. Actual awards generally will be paid in cash in a single lump sum, provided that the Administrator has discretion to settle an actual award with a grant of an equity award with such terms and conditions, including any vesting requirements, as determined by the Administrator. To earn an actual award, a participant must be employed with the Company (or its subsidiaries or other affiliates, as applicable) on the date the actual award is paid unless otherwise determined by the Administrator. Payment of an actual award generally will be made as soon as practicable after the end of the applicable performance period and after the actual award is approved by the Administrator.
The Administrator has the authority to modify, amend, suspend, or terminate the Plan, or any part of the Plan, at any time, provided that such action does not materially alter or materially impair any rights or obligations of any actual award earned by a participant absent such participant’s consent. The Plan will remain in effect until terminated in accordance with its terms.
The foregoing summary of the Plan is qualified in its entirety by reference to the full text of the Plan which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description
10.1	Twilio Inc. Executive Incentive Compensation Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWILIO INC.

December 1, 2023	By:	/s/ Dana R. Wagner
	Name:	Dana R. Wagner
	Title:	Chief Legal Officer